EXHIBIT 10.12

EXCLUSIVE OPTION AGREEMENT

This EXCLUSIVE OPTION AGREEMENT (this "Agreement") is entered into as of this 5th day of June, 2008 (the "Effective Date"), by and between ECOSPHERE ENERGY SOLUTIONS, INC. ("Grantor"), a Florida corporation, and Bledsoe Capital Group, LLC ("Holder"), a Montana limited liability company.

NOW, THEREFORE, in consideration of the foregoing, and pursuant to the terms and conditions and consideration set forth herein, the parties agree as follows:

1.

Option.  Grantor hereby grants to Holder or its affiliated assign the right but not the obligation (the "Option") to purchase an exclusive worldwide royalty-free license to use Grantor's Ozonix™ technology (the "Technology"), as described in the license agreement substantially similar to the form attached hereto as Exhibit A, subject to such changes as the parties may, acting in good faith, reasonably make (the "License Agreement"), for the manufacturing, marketing, sale, distribution and operation of the Technology in the field of use described in the License Agreement.

2.

Conditions to Exercise.  The exercise of the Option is subject to satisfaction of the following conditions by Holder:

(a)

form and organize a limited liability company under the laws of the State of Delaware (the "Entity"), the organizational documents for which shall provide for (i) a board of directors comprised of five (5) directors, three (3) of which directors shall be selected by Holder and two (2) of which directors shall be selected by Grantor; (ii) that a failure to pay timely the BCG Note (defined below) will result in the forfeiture of Holder's equity in the Entity, and which documents shall otherwise be reasonably acceptable to Grantor and Holder;

(b)

have commitments for at least $50,000,000 of financing to exploit the Technology and to operate the business of Entity, of which not less than $10,000,000 shall be readily available to pay for the Technology and fund operations, and the remainder of which shall be in the form of a three (3) year promissory note payable by Holder to the Entity (the "BCG Note"); provided that if Delivery pursuant to the Purchase-Leaseback Agreement defined below does not occur (as Delivery is defined therein)), the cancellation of the $1,000,000 note by Grantor to Holder dated May 16, 2008 shall be applied to the required commitments; and

(c)

The execution and delivery of a manufacturing agreement (the “Manufacturing Agreement”) reasonably acceptable to Grantor and Holder (including with respect to specifications, pricing and terms) which provides that Grantor will manufacture and sell to the Entity and the Entity will purchase from Grantor all of the equipment required by the Entity to exploit the Technology so long as Grantor can meet the Entity’s supply requirements.

3.

Exercise of Option.  Holder shall give notice to Grantor of its exercise of the Option in writing prior to the end of the Option Term (defined below).  Closing (the "Closing") of the matters referenced shall occur not more than thirty (30) days after such notice.  At the Closing:

(a)

Entity and Grantor will execute the License Agreement;

(b)

Entity will issue a 50% interest in it to Grantor;

(c)

Entity will pay Grantor the amount of $10,000,000 in cash and/or cancellation of debt;

(d)

Grantor shall contribute to Entity all machinery, inventory, work-in-process, contracts and other materials relating to the Technology, but specifically excluding the Devon Contract (or any agreement entered into to utilize the Equipment following the early termination of the Devon Contract), each as defined in the Purchase-Leaseback Agreement, dated June 5, 2008, among the parties hereto and Ecosphere Technologies, Inc. (the "Purchase-Leaseback Agreement") and the equipment which is subject to the Purchase-Leaseback Agreement; and

(e)

Entity shall enter into the Manufacturing Agreement with Grantor.

The parties will cooperate in good faith to take such steps and to execute and deliver or provide for the delivery of such additional documents as may be reasonably required to effect the transaction contemplated hereby.

4.

Term of Option.  The Option shall be exercisable at any time from the Effective Date until 6:00 p.m. on the latest to occur of (i) March 31, 2009; or (ii) ninety (90) days after execution and delivery of the Devon Contract or (if no Devon Contract is executed and delivered) November 30, 2009 (the “Option Term”).

5.

Notices.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, or by facsimile delivery followed by overnight next business day delivery as follows:

In the case of Grantor:

Ecosphere Energy Solutions, Inc.

3515 S.E. Lionel Terrace

Stuart, FL 34997

Attention:  Mr. Dennis McGuire

Facsimile:  (772) 781-4778

In the case of Holder:

Bledsoe Capital Group, LLC

℅ Chad Wold, Esq.

122 Central Avenue

Whitefish, MT 59937

Facsimile: (406) 883-3271

6.

Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

7.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Grantor may not assign any of its obligations (by operation of law or otherwise) hereunder without the prior written consent of Holder.

8.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

9.

Severability.  If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

10.

Publicity and Confidentiality.  Grantor and Holder will not, and will cause their respective representatives not to, without the prior written consent of the other, make any release to the press or other public disclosure, or to make any statement to any competitor, customer, client, or supplier of Grantor or Holder or any other person, with respect to the existence or contents of this agreement, except for such public disclosure as may be necessary for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order.  If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of the text of the proposed disclosure as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.  Notwithstanding the preceding, Ecosphere shall have the right to attach this Agreement to its Form 10-QSB to filed with the SEC for its next quarter and to incorporate it in its subsequent quarterly and annual reports to be filed with the SEC.

IN WITNESS THEREOF, the parties have executed this Agreement, by their respective officers hereunto duly authorized, as of the date first set forth above.

ECOSPHERE ENERGY SOLUTIONS, INC.

By: __________________________________

Dennis McGuire, Chief Executive Officer

BLEDSOE CAPITAL GROUP, LLC

By: __________________________________

Name:

Title:

EXHIBIT A

Form of License Agreement

See Attached.